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Exhibit 99.01

Residual Value Obligation

Quarterly certificate for the quarter ended June 30, 2008

        The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

Securitization Distribution Dates during quarter:	April 15, 2008	May 15, 2008	June 16, 2008
Allocation Dates during quarter:	April 16, 2008	May 16, 2008	June 17, 2008
Payment Date during quarter:			NA
AFCC Amount at beginning of quarter:			$908,478,694
AFCC Amount at end of quarter:			$942,663,808

On the Payment Date during the quarter:
Accrued RVO Payment Amount as of the immediately preceding Allocation Date:			$—
Interest accrued on Accrued RVO Payment Amount since immediately preceding Allocation Date:			$—
Accrued RVO Payment Amount as of such Payment Date:			$—
Number of RVO's outstanding as of the applicable record date			N/A
Payment per RVO:			$—

As of the first Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow Allocated for current period			$177,708
(includes $79,826.16 of sales proceeds from previously charged off loans)			$—
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)			$—
Excess Litigation Reserve allocated:			$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:			$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):			$—
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:			$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):			$—

AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$908,478,694
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$11,355,984
less: Residual Cash Flow allocated to AFCC Amount:	$(177,708)
AFCC Amount after allocation:	$919,656,970
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment
Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—

As of the second Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow allocated for current period	$65,398
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$—
Excess Litigation Reserve allocated:	$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:	$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):	$—
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:	$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$—
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$919,656,970
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$11,495,712
less: Residual Cash Flow allocated to AFCC Amount:	$(65,398)
AFCC Amount after allocation:	$931,087,284
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment
Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—

As of the third Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow allocated for current period	$62,067
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$—
Excess Litigation Reserve allocated:	$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:	$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):	$—
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:	$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$—
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$931,087,284
plus: AFCC Interest added on immediately preceding Securitization
Distribution Date:	$11,638,591
less: Residual Cash Flow allocated to AFCC Amount:	$(62,067)
AFCC Amount after allocation:	$942,663,808
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such
Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment
Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—

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  Exhibit 99.01
Residual Value Obligation Quarterly certificate for the quarter ended June 30, 2008